                                                                    Exhibit 23.3

                         ROBERTS & SCHAEFER COMPANY
                           Engineers & Contractors
                              Western Operation
                          5225 Wiley Post Way #300
                         Salt Lake City, Utah 84116
                           Phone:  (801) 364-0900
                            Fax:  (801) 364-0909

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November 25, 1996




Canyon Resources Corporation
14142 Denver West Parkway, Suite 250
Golden, CO  80401


Gentlemen:

We hereby consent to the incorporation by reference, into the Registration Statement of Canyon Resources Corporation (the "Company") on Form S-3 governing the registration of 20,000,000 shares of the Company's common stock, of our reports entitled "Fatal Flaw Review of the Briggs Gold Project Feasibility Study" and "Briggs Gold Project Feasibility Study - Volume 1 - Executive Summary" both dated February 1994, as referred to in the Company's Annual Report on Form 10-K for the fiscal year ended December 31, 1995.

Sincerely,

ROBERTS & SCHAEFER COMPANY


/s/ BRIAN C. Petersen

Brian C. Petersen
Vice President of Operations